Exhibit B-118

                     CERTIFICATE OF FORMATION

                                OF

                     MUNICIPAL SOLUTIONS, LLC

     This Certificate of Formation of Municipal Solutions, LLC
(the "Company"), dated as of January 8 , 1997, is being duly executed and filed by KLT Telecom Inc. as an authorized person. in form a limited liability company under the Delaware Limited
Liability Company Act (6 Del. C. 18-101, et seq.).

     FIRST. Name. The name of the limited liability company formed hereby is Municipal Solutions, LLC.

     SECOND. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1209
Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The
Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   KLT Telecom Inc.,
                                   a Missouri corporation

                                   By: /s/ R. G. Wasson
                                   R.G. Wasson, President



       Certificate of Amendment to Certificate of Formation

                                of

                     MUNICIPAL SOLUTIONS, LLC

     It is hereby certified that:

     1. The name of the limited liability company (hereinafter called the "limited liability company") is MUNICIPAL SOLUTIONS, LLC

     2. The certificate of formation of the limited liability company is hereby amended by striking out Article Second thereof and by substituting in lieu of said Article the following new
Article:

     "Second: The name and address of the registered agent of the
limited   liability company within the State of Delaware is:

          Corporation Service Company
          1013 Centre Road
          Wilmington, Delaware 19805."

Executed on:20 January 1998



                                   /s/ Mark G. English
                                   MARK G. ENGLISH
                                   SECRETARY